Exhibit 10.14

Terra Innovatum S.R.L.

Via Matteo Trenta 117

Lucca, Italy

Attention of _____________________________

Gentlemen:

This letter agreement (this “Agreement”) is entered into as of May [Date], 2025, between ____________________________________________________________________. (“Lender”) and Terra Innovatum S.R.L., an Italian company (“Borrower”, and together with Lender, the “Parties”).

A. GSR III Acquisition Corp. and Borrower are pursuing a potential business combination transaction (the “Business Combination”) pursuant to which Borrower would have a parent entity (in the form of a Dutch public limited liability company (NV) from a corporate perspective and an Italian resident entity from a tax perspective) listed on Nasdaq (the “Listed Entity”).

B. On the date hereof and in anticipation of the consummation of the Business Combination (the “BC Closing Date”), Lender is providing a US$___________ (“Bridge Amount”) bridge financing to Borrower pursuant to that certain debt notes issued by Borrower in favor of Lender as regulated by the Regulation of the Debt Notes of Terra Innovatum S.R.L., all attached hereto as Exhibit A (collectively the “Lender Note”). This “Bridge Amount” is part of and overall Bridge Package including 2 series of Debt Notes respectively for US$ 1,700,000 and US$ 1,300,000 to be respectively funded by 29th of May 2025 and 6th of June 2025. The entire Bridge Package is effectiveonly if all the notes included in the Bridge Package have been timely funded by all the respective lenders.

C. In connection with the Lender Note, the Parties desire to agree, among other things, to the terms and conditions of the conversion of all principal and accrued interest due under the Lender Note (the “Obligations”) into ordinary shares of the Listed Entity upon the consummation of the Business Combination. Such conversion shall be fully regarded as an alternative performance in lieu of the original obligation arising from the Lender Note and shall constitute a valid datio in solutum (in accordance with Section 3(a) below), resulting in Borrower’s release from all its obligations and liabilities under the Lender Note (without prejudice to Section 3(c)).

1. Definitions. As used in this Agreement, the following capitalized terms have the following meaning:

(a) “Conversion Price” shall mean, (i) in the event of conversion of the Obligations on the BC Closing Date pursuant to Section 2 by Borrower or Section 3(a) by Lender, a price per ordinary share of the Listed Entity equal to US$7.00 per ordinary share and (ii) at the election of the Lender, in the event of conversion of the Obligations following failure of the BC Closing Date to occur by April 30th, 2026 pursuant to Section 2 or Section 3(b) by Borrower, a price per share obtained by dividing US$100,000,000 by the outstanding equity of the Equity Issuer on a fully-diluted basis. If the Lender elects not to convert, the Debt Notes will become due and payable at Maturity Date.

(b) “Coverage Amount” If the Bridge Package is completed then shall mean the number equal to 100% of the total number of New Shares issued to Lender in the event of conversion of the Obligations pursuant to Section 3(a) by Lender, in case the Bridge Package is not completed in full shall mean the number equal to 10% of the total number of New Shares issued to Lender in the event of conversion of the Obligations pursuant to Section 3(a) by Lender

(c) “Equity Issuer” shall mean (i) in the event of conversion of the Obligations on the BC Closing Date pursuant to Section 2 by Borrower or Section 3(a) by Lender, the Listed Entity and (ii) in the event of conversion of the Obligations following failure of the BC Closing Date to occur by April 30th , 2026 pursuant to Section 2 or Section 3(b) by Borrower, the Borrower or at Borrower’s sole discretion, Borrower’s parent entity.

2. Interest conversion. Whether or not the BC Closing Date occurs by April 30th 2026, Borrower shall convert (or cause its parent entity to convert) accrued interest in the Lender Note by payment in-kind in common equity or ordinary shares of Borrower or its parent entity at the applicable Conversion Price.

3. Conversion.

(a) Subscription for Ordinary Shares in lieu of redemption of the Lender Note. Upon consummation of the Business Combination, article 9 of the Regulation of the Debt Notes will apply and any amount (accrued and yet to be accrued) by but not yet paid to Lender under the Lender Note shall be automatically due and payable by Borrower at the terms and conditions set forth under the Regulation of the Debt Notes. Without prejudice to the foregoing, the Lender hereby elects to subscribe for ordinary shares of the Listed Entity at the applicable Conversion Price (such ordinary shares, the “New Shares”), Borrower shall be released from its obligations, set out under article 9 of the Regulation of the Debt Notes, to redeem in full the Lender Note and, therefore, the Obligations will remain still due and outstanding towards the Listed Entity, as provided for under Section 3 (c) below. Borrower shall use best efforts to cause the Listed Entity to register the New Shares for resale on the first registration statement on Form S-1 to be filed by the Listed Entity after the consummation of the Business Combination. The New Shares will not be subject to a contractual lock-up agreement with the Listed Entity.

(b) Conversion Following Failure of the Business Combination. If the BC Closing Date does not occur by April 30th 2026, then Borrower shall have the option (in its sole discretion) to convert (or cause its parent entity to convert) the Obligations into ordinary shares or common equity of Borrower (or its parent entity), as applicable, at the applicable Conversion Price.

(c) Mechanics and Effect of Conversion. Upon conversion of all of the Obligations pursuant to Section 3(a) and Section 3(b), Borrower shall be forever released from all its obligations and liabilities under the Lender Note, it being understood that, in the event of subscription of the New Shares pursuant to Section 3(a) above, the Lender acknowledges that (i) Listed Entity shall assume Borrower’s obligations and liabilities under the Lender Note (ii) Borrower shall subsequently become debtor of the Listed Entity. Lender agrees to deliver the original of the Lender Note (or a notice to the effect that the original Lender Note has been lost, stolen or destroyed and an agreement acceptable to Borrower whereby Lender agrees to indemnify Borrower from any loss incurred by it in connection with such lost, stolen or destroyed Lender Note) for cancellation upon conversion of the full amount of the Obligations pursuant to this Section 3; provided, however, that upon conversion of the full amount of the Obligations pursuant to this Section 3, the Lender Note shall be deemed cancelled and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence.

(d) Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Equity Issuer, Lender shall be entitled to be paid out of the assets of the Equity Issuer available for distribution to its shareholders, before and in preference to any payment made to the other shareholders of the Equity Issuer, an amount per New Share equal to the greater of (i) 150% of the Conversion Price, or (ii) such amount per New Share as would have been payable had such New Share participated in such distribution on a pro rata basis based on its relative percentage of the outstanding equity of the Equity Issuer as of immediately prior to such liquidation, dissolution or winding up.

4. Adjustments and Notices.

(a) Adjustments. The shares issuable upon conversion of all or portion of the Obligations pursuant to this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other similar changes applicable to the shares after the date of this Agreement and prior to the conversion of such Obligations.

(b) Fractional Shares. No fractional shares shall be issuable upon conversion of the Obligations under the Lender Note and the number of ordinary shares or other common equity to be issued shall be rounded down to the nearest whole share. If a fractional share interest arises upon any conversion of the Obligations under the Lender Note, Borrower shall (or shall cause any other Equity issuer to) eliminate such fractional share interest by paying Lender an amount computed by multiplying the fractional interest by the fair market value of a full share.

5. Covenants of Borrower.

(a) Financial Information. Borrower shall deliver to Lender quarterly financial reports, including copies of unaudited balance sheets, statements of income and cash flows as of and for the most recent fiscal quarter then ended for Borrower.

(b) Business Combination Progress. Borrower shall provide to Lender, periodic (and no less than quarterly) written updates concerning the progress of the Business Combination.

6. Covenants of Borrower’s quotaholders.

Except as expressly provided in this Section 6 (a) and Section 6 (b) below, Borrower’s quotaholders (the “Quotaholders”) shall not have any obligations under this Agreement, and no provision herein shall be construed as imposing any duty or liability on the Quotaholders beyond those expressly set forth below.

(a) Warrant Issuance. Warrant Issuance. As soon as reasonably practicable following the consummation of the Business Combination, the Quotaholders shall cause Borrower to deliver or procure delivery to Lender certain warrants depending on the completion of the Bridge Package. If the Bridge Package is completed then the Quotaholders shall cause the Borrower to deliver 2 set of warrants: 1) warrants to subscribe for up to a number of ordinary shares of the Listed Entity equal to the Coverage Amount at a subscription price of $11.50 per ordinary share. The warrants will be exercisable within 36 months of the consummation of the Business Combination and will not contain any anti-dilution rights. 2) warrants to subscribe for up to a number of ordinary shares of the Listed Entity equal to the Coverage Amount at a subscription price of $15.00 per ordinary share. The warrants will be exercisable within 36 months of the consummation of the Business Combination and will not contain any anti-dilution rights. In case the Bridge Package is NOT completed then the Quotaholders shall cause the Borrower to deliver only warrants to subscribe for up to a number of ordinary shares of the Listed Entity equal to the Coverage Amount at a subscription price of $11.50 per ordinary share. The warrants will be exercisable within 36 months of the consummation of the Business Combination and will not contain any anti-dilution rights.

(b) Covenants of Borrower; Fundraising. the Quotaholders shall cause the Borrower to use its best efforts to actively participate in the PIPE transaction pursued in connection with the Business Combination, in exchange for which Lender shall receive a 3% commission on the amounts raised as a result of Borrower’s fundraising efforts, which commission shall be payable, at Borrower’s option, in cash or, if the Business Combination is consummated, in ordinary shares of the Listed Entity at the applicable Conversion Price.

7. Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of Netherlands, without regard to its conflicts of law provisions.

8. Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand, electronic mail, or nationally recognized overnight courier service, by 5:00 PM on a Business Day, addressee’s day and time, on the date of delivery, and if delivered after 5:00 PM on the first Business Day, addressee’s day and time, after such delivery; (b) if by email, on the date of transmission with affirmative confirmation of receipt; or (c) three (3) Business Days after mailing by prepaid certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions (i) if to Lender, at the address of Lender on file with Borrower, or at such other address as Borrower shall have furnished to Borrower in writing in accordance with these notice provisions, or (ii) if to Borrower, at Terra Innovatum s.r.l., Via Matteo Trenta 117, Lucca, Italy, attention: Alessandro Petruzzi, e-mail: a.petruzzi@terrainnovatum.com, with a copy (which shall not constitute notice) to, Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154 , attention: Mitchell Nussbaum, e-mail: mnussbaum@Loeb.com, or at such other address as Borrower shall have furnished to Lender in writing in accordance with these notice provisions.

9. Successors and Assigns. The rights and obligations of Borrower and Lender shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties, including without limitation any Equity Issuer or any permitted transferee of the Lender Note in accordance with its terms.

10. Waiver and Amendment. Except as otherwise provided herein, any provision of this Agreement may be amended or waived with the written consent of Borrower and Lender.

11. Counterparts. This Agreement may be executed (including by facsimile, PDF copy or other similar electronic transmission) with counterpart signature pages or in multiple counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of Borrower and Lender, and, with exclusive reference to Section 6(a) and 6(b), the Quotaholders, has executed this Agreement as of the date first written above.

Lender

By: _______________________________________

____________________________

on behald of _______________________________

TERRA INNOVATUM S.R.L.

By: _______________________________________

Name: Alessandro Petruzzi

Title: CEO

MARCO CHERUBINI

_______________________________________

CESARE FREPOLI

_______________________________________

ALESSANDRO PETRUZZI

_______________________________________

MASSIMO MORICHI

_______________________________________

GIORDANO MORICHI

_______________________________________

SIMONE DI PASQUALE

_______________________________________

GUILLAUME JEAN MOYEN

_______________________________________

DOMENICO DE LUCA

_______________________________________

DANIELE DOVIZIO

_______________________________________

MICHAL MODRO SLAWOMIR

_______________________________________

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